SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2006

IPSCO INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-19661	98-0077354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Warrenville Road, Suite 500, Lisle, Illinois		60532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 810-4800

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On September 10, 2006, IPSCO Inc., a Canadian corporation (“IPSCO”), NS Group, Inc., a Kentucky corporation (“NS Group”) and PI Acquisition Company, a wholly owned subsidiary of IPSCO and a Kentucky corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into NS Group (the “Merger”), with NS Group continuing as the surviving corporation.

      At the effective time and as a result of the Merger, (i) NS Group will become a wholly owned subsidiary of IPSCO and (ii) each share of NS Group common stock will be converted into the right to receive $66.00 in cash, without interest.

      Consummation of the Merger is subject to customary conditions, including approval of the holders of NS Group common stock and expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain other regulatory approvals.

      The Merger Agreement contains certain termination rights for both IPSCO and NS Group, and further provides that, upon termination of the Merger Agreement under specified circumstances, NS Group may be required to pay IPSCO a termination fee of $37.5 million.

     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about NS Group or IPSCO. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the NS Group, IPSCO, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in NS Group's or IPSCO's respective public disclosures.

      The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Item 8.01. Other Events.

      On September 11, 2006, IPSCO and NS Group issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

*      *      *

FORWARD-LOOKING STATEMENTS

Information contained in this document and the exhibits hereto, other than historical information, may be considered forward-looking. Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these terms or other comparable words, or by discussions of strategy, plans or intentions. Forward-looking information reflects management’s current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: general economic conditions; changes in financial markets; political conditions and developments, including conflict in the Middle East and the war on terrorism; changes in the supply and demand for steel and our specific steel products; the level of demand outside of North America for steel and steel products; equipment performance at our manufacturing facilities; the occurrence of any material lawsuits; the availability of capital; our ability to properly and efficiently staff our manufacturing facilities; domestic and international competitive factors, including the level of steel imports into the Canadian and U.S. markets; economic conditions in steel exporting nations; trade sanction activities and the enforcement of trade sanction remedies; supply and demand for scrap steel and iron, alloys and other raw materials; supply, demand and pricing for the electricity and natural gas that we use; changes in environmental and other regulations, including regulations arising from the Canadian Parliament’s ratification of the Kyoto Protocol, and the magnitude of future environmental expenditures; inherent uncertainties in the development and performance of new or modified equipment or technologies; North American interest rates; exchange rates; a significant change in the timing of, or the imposition of any government conditions to, the closing of the proposed merger with NS Group; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the proposed merger with NS Group. This list is not exhaustive of the factors which may impact our forward-looking statements. These and other factors should be considered carefully and users should not place undue reliance on our forward-looking statements. As a result of the foregoing and other factors, no assurance can be given as to any such future results, levels of activity or achievements and neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements contained in this presentation. Additional factors that may affect the future results of IPSCO and NS Group are set forth in their respective filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 10, 2006, among IPSCO, Merger Sub and NS Group (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued jointly by IPSCO and NS Group, dated September 11, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPSCO INC.

Date:	September 11, 2006	By:	/s/ Leslie T. Lederer

			Name:	Leslie T. Lederer
			Title:	Vice President, General Counsel & Corporate Secretary